Exhibit 23.2

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-221126) of our reports dated March 16, 2017 relating to the financial statements and effectiveness of internal control over financial reporting of Titan Pharmaceuticals, Inc. which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the heading “Experts” in the prospectus.

/s/ OUM & CO. LLP

San Francisco, California

November 6, 2017